UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020 (September 10, 2020)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors of Armstrong Flooring, Inc. (the “Company”) has appointed Phillip J. Gaudreau, age 43, as the Company’s Vice President and Controller, effective September 14, 2020. Mr. Gaudreau will report to Gregory D. Waina, the Company’s Interim Chief Financial Officer, and will serve as the Company’s principal accounting officer. Prior to such appointment, Mr. Gaudreau served as Director, Financial Reporting and Consolidation at Harsco Corporation, a global provider of environmental solutions for industrial and specialty waste streams and technologies for the rail sector, since 2014. In connection with the appointment, Mr. Gaudreau will receive a grant of 15,000 shares of restricted common stock, which will vest on September 14, 2023, the third anniversary of the grant date, subject to continued employment with the Company and the terms of the Company’s Amended and Restated 2016 Long Term Incentive Plan.

There are no familial relationships between Mr. Gaudreau and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, nor does Mr. Gaudreau hold any directorships with any other public or investment company. Additionally, there have been no transactions since the beginning of the Company’s fiscal year in which Mr. Gaudreau, or his immediate family members, had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: September 11, 2020